Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

July 16, 2025

New Cobra Pubco, Inc.

500 West Texas Ave., Suite 100

Midland, Texas 79701

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to New Cobra Pubco, Inc. a Delaware corporation (“New Viper”), in connection with the preparation and filing of New Viper’s Registration Statement on Form S-4 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to or incorporated by reference therein or attached as an exhibit or schedule thereto), relating to the registration of shares of New Viper’s Class A common stock, par value $0.000001 per share, to be issued by New Viper pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 2, 2025, by and among Viper Energy, Inc., a Delaware corporation (“Viper”), Viper Energy Partners LLC, a Delaware limited liability company, New Viper, Cobra Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of New Viper, Scorpion Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of New Viper, Sitio Royalties Corp., a Delaware corporation (“Sitio”), and Sitio Royalties Operating Partnership, LP, a Delaware limited partnership, other than such shares, if any, to be issued to the Diamondback Entities (as defined in the Registration Statement) (such shares, the “New Viper Shares”).

July 16, 2025

For purposes of giving this opinion, we have examined the Registration Statement, the Merger Agreement, and forms of New Viper’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents, and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with this opinion. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of Viper and New Viper and certificates or comparable documents of public officials and of officers and representatives of Viper and New Viper.

In making such examination and rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals, and the legal capacity of all individuals executing any of the foregoing documents.

Furthermore, in rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) prior to the issuance of any New Viper Shares, the Registration Statement, as then amended, will have become effective under the Securities Act of 1933, as amended (the “Securities Act”), and such effectiveness will not have been terminated or rescinded, (ii) the stockholders of Sitio will have adopted the Merger Agreement in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), (iii) the transactions contemplated by the Merger Agreement will have been consummated in accordance with the terms thereof, (iv) the Amended and Restated Certificate of Incorporation of New Viper, in substantially the form attached as Exhibit 3.1 to the Registration Statement, will be duly executed and thereafter be duly filed with the Secretary of State of the State of Delaware and have become effective in accordance with the DGCL and (v) the Amended and Restated Bylaws of New Viper, in substantially the form attached as Exhibit 3.2 to the Registration Statement, will become effective upon the effective time of the transactions contemplated by the Merger Agreement.

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions, and limitations stated herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that the New Viper Shares to be issued by New Viper pursuant to and in the manner contemplated by the terms of the Merger Agreement will be, upon issuance, duly authorized and, when the Registration Statement has been declared effective by order of the U.S. Securities and Exchange Commission (the “SEC”) and the New Viper Shares have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, such New Viper Shares will be validly issued, fully paid, and nonassessable.

We are members of the bar of the State of New York. New Viper is a Delaware corporation, and we have not considered, and we express no opinion as to, any law other than the Delaware General Corporation Law (including the statutory provisions and reported judicial decisions interpreting the foregoing).

We hereby consent to be named in the Registration Statement and in the related joint information statement/proxy statement/prospectus contained therein as the attorneys who passed upon the validity of the New Viper Shares offered pursuant to the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the SEC promulgated thereunder. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz